               AMENDMENT NO. 2 TO BUSINESS MANAGEMENT AGREEMENT


     This Amendment No. 2 to Business Management Agreement ("Amendment") is made and entered into effective as of the 29th day of February, 2000, by and between Charles M. Cummins O.D., P.A., a New Jersey professional association (the "Practice") and Eye Drx Retail Management, Inc. ("Business Manager").

                             W I T N E S S E T H:

     WHEREAS, the Practice and Vision Twenty-One, Inc. ('Vision 21") entered into that certain Business Management Agreement effective as of January 1, 1998 (the "Business Management Agreement") whereby Vision 21 provided management services to the Practice;

     WHEREAS, pursuant to that certain Amendment to Business Management Agreement, dated August 31, 1999 (together with the Business Management Agreement, the "Amended Business Management Agreement"), by and among the Practice, Vision 21 and Business Manager, the Business Management Agreement was amended to provide, among other things, that Vision 21 would assign all of its rights as a business manager to the Business Manager;

     WHEREAS, the parties to the now desire to amend the Amended Business Management Agreement to extend its term for an additional twelve months; and

     WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties hereinafter contained, the parties hereby agree as follows:

                                  ARTICLE I

                  AMENDMENT OF BUSINESS MANAGEMENT AGREEMENT

     1.1 Section 6.1 of the Agreement is hereby amended in its entirety as follows:

            6.1 INITIAL AND RENEWAL TERM. Notwithstanding any provision in this Agreement to the contrary, the Term of this Business Management Agreement shall continue until February 28, 2001, at which time this Business Management Agreement shall terminate without any further action of any party hereto, unless (i) the Practice and the Business Manager agree in writing to extend the Term of this Business Management
     Agreement for a specified time period or (ii) this Business Management Agreement is terminated earlier as provided in Section 6.2 of this Business Management Agreement.

                                  ARTICLE II

                                MISCELLANEOUS

     2.1 This Amendment may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     2.2 Except as otherwise expressly set forth in this Amendment, the Agreement shall remain in full force and effect, and the parties hereto shall be bound by the terms and conditions thereof, as herein amended.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date first above written.


                                        CHARLES M. CUMMINS, O.D., P.A.

                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------


                                        EYE DRX RETAIL MANAGEMENT, INC.

                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

               AMENDMENT NO. 4 TO BUSINESS MANAGEMENT AGREEMENT


     This Amendment No. 3 to Business Management Agreement ("Amendment") is made and entered into effective as of the 1st day of February, 2001, by and between Charles M. Cummins O.D., P.A., a New Jersey professional association (the "Practice"), and Eye Drx Retail Management, Inc. ("Business Manager").

                             W I T N E S S E T H:

     WHEREAS, the Practice and Vision Twenty-One, Inc. ('Vision 21") entered into that certain Business Management Agreement effective as of January 1, 1998 (the "Original Business Management Agreement") whereby Vision 21 provided management services to the Practice;

     WHEREAS, pursuant to that certain Amendment to Business Management Agreement, dated August 31, 1999 (the "First Amendment"), by and among the Practice, Vision 21 and Business Manager, the Original Business Management Agreement was amended to provide, among other things, that Vision 21 would assign all of its rights as a business manager to the Business Manager;

     WHEREAS, pursuant to that certain Amendment No. 2 to Business Management Agreement, dated effective February 29, 2000 (the "Second Amendment"), by and among the Practice and Business Manager, the Original Business Management Agreement was further amended to extend the term thereof until February 28, 2001;

     WHEREAS, pursuant to that certain Amendment No. 3 to Business Management Agreement, dated effective May 1, 2000 (collectively with the Business Management Agreement, the First Amendment, and the Second Amendment, the "Business Management Agreement"), by and among the Practice and Business Manager, the Original Business Management Agreement was further amended to comply with certain regulations governing optometrists have now been promulgated; and

     WHEREAS, the parties now desire to further amend the Business Management Agreement to extend the term thereof until February 28, 2002;

     WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Amended Business Management Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties hereinafter contained, the parties hereby agree as follows:

                                  ARTICLE I

                  AMENDMENT OF BUSINESS MANAGEMENT AGREEMENT

     Section 1.1 Section 6.1 of the Business Management Agreement shall be amended to read in its entirety as follows:

     6.1. INITIAL AND RENEWAL TERM. Notwithstanding any provision in this Agreement to the contrary, the Term of this Business Management Agreement shall continue until February 28, 2002 at which time this Business Management Agreement shall terminate without any further action of any party hereto, unless (i) the Practice and the Business Manager agree in writing to extend the Term of this Business Management Agreement for a specified time period or (ii) this Business Management Agreement is terminated earlier as provided in Section 6.2 of this Business Management Agreement.

                                  ARTICLE II

                                MISCELLANEOUS

     2.1 This Amendment may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     2.2 Except as otherwise expressly set forth in this Amendment, the Business Management Agreement shall remain in full force and effect, and the parties hereto shall be bound by the terms and conditions thereof, as herein amended.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date first above written.


                                        CHARLES M. CUMMINS, O.D., P.A.


                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------


                                        EYE DRX RETAIL MANAGEMENT, INC.


                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------






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